Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated September 7, 2016

Registration Statement No. 333-210391

On September 7, 2016, Medical Transcription Billing, Corp. (“MTBC” or the “Company”) announced a new MTBC Client Loyalty Program. A copy of the Company’s press release announcing the program and certain other communications relating to the program are filed herewith.

Press Release

MTBC Thanks Healthcare Provider Clients with Stock Awards
Healthcare IT Company Launches First of its Kind Client Loyalty Program via LOYAL3

SOMERSET, N.J.– September 7, 2016 (Marketwired) – MTBC (NASDAQ: MTBC), a leading provider of cloud-based healthcare IT and practice management solutions, today announced that it will provide its clients with shares of its publicly traded common stock in conjunction with the launch of its new, first of its kind, Client Loyalty Program.

MTBC’s Client Loyalty Program is a special initiative enabling thousands of medical providers across its network to become shareholders. The program, which is the first of its kind offered by a healthcare IT company, is a way to thank clients for using MTBC’s services and referring other physician practices and health organizations to MTBC. New MTBC clients will also be eligible to participate and receive awards.

“MTBC would not be where it is today without the dedicated network of physicians, practices and health organizations that share in our commitment of facilitating affordable, quality healthcare,” said Stephen Snyder, MTBC President. “We appreciate their partnership and want them to have the opportunity to share in the benefits of our growth as they refer their colleagues to MTBC.”

MTBC has partnered with SEC-registered online brokerage and technology company, LOYAL3, to administer MTBC’s Client Loyalty Program and stock offering. LOYAL3 specializes in affinity offerings that enable companies to offer stock ownership to their employees, customers and partners.

“We’re excited to help companies like MTBC enable their customers to become shareholders,” said Josh Rutberg, Managing Director of LOYAL3. “It’s an innovative way to show customers appreciation for their loyalty and support.”

MTBC has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should read the prospectus in that registration statement and other documents MTBC has filed with the SEC for more complete information about MTBC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Alternatively, MTBC will arrange to send you the prospectus if you request it by calling Christine Petraglia at (646) 731-9817, or visiting https://rewards.loyal3.com/docs/mtbc/prospectus.pdf.

About MTBC

Medical Transcription Billing, Corp. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers throughout the United States. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

Follow MTBC on TWITTER, LINKEDIN and FACEBOOK.

About LOYAL3

LOYAL3 is an SEC-registered online brokerage and tech company that specializes in affinity stock offerings, enabling companies to give stock ownership to their customers, partners and employees. Its 3 core product offerings are: Stock Rewards, Capital Markets and Investing Platform. LOYAL3 has partnered with a number of leading consumer and B2B companies, including Virgin America, Square, GoPro and GoDaddy.

Accounts are held at LOYAL3 Securities, Inc.

Member FINRA (www.finra.org), SIPC (www.sipc.org).

© 2016 LOYAL3. All rights reserved. Trademarks and brand logos owned by LOYAL3 or the issuers.

+++

MTBC Disclaimer

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

MTBC Investor and Media Contact:

Christine J. Petraglia

Managing Director

PCG Advisory Group

christine@pcgadvisory.com

(646) 731-9817

Company Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

(732) 873-5133

Emails to Clients

Email #1

Client Loyalty Program	Call Us: (866) 266-6822

Subject: Congratulations! You’ve earned 100 shares of MTBC stock (NASDAQ: MTBC)

We’d like to take this opportunity to personally thank you for partnering with MTBC. As a small token of our appreciation, we are launching a Client Loyalty Program and are awarding you shares (free of cost) of our publicly traded common stock (NASDAQ: MTBC). However, there are a limited number of shares in the pool for all of our clients, so please act quickly to redeem your shares or you’ll miss out on this unique opportunity.

Again, we are truly proud to count you among the more than 5,000 satisfied healthcare providers who actively use one or more of our cutting-edge solutions and are pleased to award you the following shares of our common stock:

●	For being our billing client… 100 shares to you and to each provider in your practice for whom we are submitting medical billing;

●	For referring your colleagues… 1,000 shares for every new practice you refer to MTBC that signs up with us for medical billing services by December 31, 2016 and goes live by January 31, 2017; and

●	For your practice manager… 25 shares for your practice’s office/practice manager (limited to one support member per practice).

To refer a colleague’s practice to MTBC’s medical billing service: Please call our Sales Team at (866) 266-6822 or email. You will be eligible for the 1,000 share referral bonus and there is no limit to the number of referral bonuses you can receive, subject to the total shares available in the program.

For over 15 years, MTBC has been providing innovative, state-of-the-art healthcare solutions. As a result of enthusiastic clients like you, we have become one of the fastest growing physician communities in America. Thanks for enabling our success – we’re pleased that you will soon be not only a client, but an owner of MTBC!

How to Redeem Your Rewards

We have teamed up with an SEC-registered online brokerage and technology company, LOYAL3 Securities Inc. to bring you this offer.

●	The process is simple and fast. You will need to open a brokerage account at LOYAL3 Securities, Inc. to claim your reward and certain account opening requirements apply.

●	Please click the following link to get started:

●	Rewards must be redeemed by [date] and please remember that we have allocated a limited number of shares for this program – so act quickly to redeem your shares while they’re still available.

Please feel free to call our Client Loyalty Helpline at (732) 873-5133 ext. 196 or email rewards@mtbc.com if you have any questions.

For more details, please review the program prospectus for offer details and other important information. A prospectus for this stock reward program is available at LOYAL3 Securities, Inc. https://rewards.loyal3.com/docs/mtbc/prospectus.pdf.

Sincerely,

Mahmud Haq

Chairman & CEO

MTBC

—

MTBC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should read the prospectus in that registration statement and other documents MTBC has filed with the SEC for more complete information about MTBC and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Alternatively, LOYAL3 will arrange to send you the prospectus if you request by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/mtbc/prospectus.pdf

Referral Offers are subject to certain eligibility criteria, including: referred practice must not be a current MTBC customer or have been an MTBC customer within the prior 6 months; referred account practice must include at least one fulltime physician who is not a member of a practice which is an existing MTBC customer; new practices must be referred to MTBC by December 31, 2016, must sign MTBC’s standard new account agreement and begin utilizing MTBC’s medical billing service by January 31, 2017. In the case of multiple referrals, only the first referring customer will receive the award. This Referral Offer supersedes all prior offers of cash referral fees. Referrals may be made by email to sales@mtbc.com. Please review the Program prospectus for offer details and other important information.

Email #2

Client Loyalty Program	Call Us: (866) 266-6822

Subject: Congratulations! You’ve earned 25 shares of MTBC stock (NASDAQ: MTBC)

We’d like to take this opportunity to personally thank you for partnering with MTBC. As a small token of our appreciation, we are launching a Client Loyalty Program and are awarding you shares (free of cost) of our publicly traded common stock (NASDAQ: MTBC). However, there are a limited number of shares in the pool for all of our clients, so please act quickly to redeem your shares or you’ll miss out on this unique opportunity.

Again, we are truly proud to count you among the more than 5,000 satisfied healthcare providers who actively use one or more of our cutting-edge solutions and are pleased to award you the following shares of our common stock:

●	For being our client… 25 shares to you and to each provider in your practice;

●	For becoming our billing client… 1,000 shares if you sign up with us for medical billing services by December 31, 2016 and go-live by January 31, 2017;

●	For referring your colleagues… 1,000 shares for every new practice you refer to MTBC that signs up with us for medical billing services by December 31, 2016 and goes live by January 31, 2017; and

●	For your practice manager… 25 shares for your practice’s office/practice manager (limited to one support member per practice).

If, in addition to redeeming your 25 shares for being our valued client you’d like to explore the possibility of leveraging our all-inclusive medical billing services, we would love to talk to you. With PracticePro™, we’ll provide you with end-to-end medical billing, our highly ranked web-based EHR, industry-leading PM System, EDI and more — all for only 2.5% of practice collections (monthly minimum of $995). Please call our Sales Team at (866) 266-6822 or email sales@mtbc.com to learn more today. And you can earn additional 1,000 share referral bonuses for each additional practice you refer.

For over 15 years, MTBC has been providing innovative, state-of-the-art healthcare solutions. As a result of enthusiastic clients like you, we’ve become one of the fastest growing physician communities in America. Thanks for enabling our success – we’re pleased that you will soon be not only a client, but an owner of MTBC!

How to Redeem Your Rewards

We have teamed up with an SEC-registered online brokerage and technology company, LOYAL3 Securities Inc. to bring you this offer.

●	The process is simple and fast. You will need to open a brokerage account at LOYAL3 Securities, Inc. to claim your reward and certain account opening requirements apply.

●	Please click the following link to get started:

●	Rewards must be redeemed by [date] and please remember that we have allocated a limited number of shares for this program – so act quickly to redeem your shares while they’re still available.

Please feel free to call our Client Loyalty Helpline at (732) 873-5133 ext. 196 or email rewards@mtbc.com if you have any questions.

For more details, please review the program prospectus for offer details and other important information. A prospectus for this stock reward program is available at LOYAL3 Securities, Inc. https://rewards.loyal3.com/docs/mtbc/prospectus.pdf.

Sincerely,

Mahmud Haq
Chairman & CEO
MTBC

—

MTBC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should read the prospectus in that registration statement and other documents MTBC has filed with the SEC for more complete information about MTBC and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Alternatively, LOYAL3 will arrange to send you the prospectus if you request by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/mtbc/prospectus.pdf

Referral Offers are subject to certain eligibility criteria, including: referred practice must not be a current MTBC customer or have been an MTBC customer within the prior 6 months; referred account practice must include at least one fulltime physician who is not a member of a practice which is an existing MTBC customer; new practices must be referred to MTBC by December 31, 2016, must sign MTBC’s standard new account agreement and begin utilizing MTBC’s medical billing service by January 31, 2017. In the case of multiple referrals, only the first referring customer will receive the award. Referral Offer supersedes all prior offers of cash referral fees. Referrals may be made by email to sales@mtbc.com. Please review the Program prospectus for offer details and other important information.

Email #3

Client Loyalty Program	Call Us: (866) 266-6822

Subject: Congratulations! You’ve earned 25 shares of MTBC stock (NASDAQ: MTBC)

We’d like to take this opportunity to personally thank you and all the providers in your practice for partnering with MTBC. As a small token of our appreciation, we are launching a Client Loyalty Program and are awarding you shares (free of cost) of our publicly traded common stock (NASDAQ: MTBC). However, there are a limited number of shares in the pool for all of our clients, so please act quickly to redeem your shares or you’ll miss out on this unique opportunity.

Again, we are truly proud to count your office among the more than 5,000 satisfied healthcare providers who actively use one or more of our cutting-edge solutions and are pleased to award you the following shares of our common stock:

●	For you personally… 25 shares to you for all your help;

●	For each medical provider… 100 shares to each provider in your practice for whom we are submitting medical billing; and

●	For referring your colleagues… 1,000 shares for every new practice you refer to MTBC that signs up with us by December 31, 2016 and starts sending us their medical billing by January 31, 2017.

To refer a colleague’s practice to MTBC’s medical billing service: Please call our Sales Team at (866) 266-6822 or email sales@mtbc.com. You will be eligible for the 1,000 share referral bonus if the referral signs up by December 31, 2016 and start sending us their medical billing by January 31, 2017. There is no limit to the number of referral bonuses you can receive, subject to the total shares available in the program.

For over 15 years, MTBC has been providing innovative, state-of-the-art healthcare solutions. As a result of enthusiastic clients like you, we have become one of the fastest growing physician communities in America. Thanks for enabling our success – we’re pleased that you will soon be not only a client, but an owner of MTBC!

How to Redeem Your Rewards

We have teamed up with an SEC-registered online brokerage and technology company, LOYAL3 Securities Inc. to bring you this offer.

●	The process is simple and fast. You will need to open a brokerage account at LOYAL3 Securities, Inc. to claim your reward and certain account opening requirements apply.

●	Please send an email to rewards@mtbc.com, including your name and the name of your practice, as well as the names and email addresses of each provider for whom we are submitting medical billing. We will send each person back an email with the link to be used by them to open their LOYAL3 account.

●	Please note that each link is unique, and can only be used once, so please do not forward the emails with links to others

●	Please click the following link to get started to redeem your 25 shares:

●	Rewards must be redeemed by [date] and please remember that we have allocated a limited number of shares for this program – so act quickly to redeem your shares while they’re still available.

Please feel free to call our Client Loyalty Helpline at (732) 873-5133 ext. 196 or email rewards@mtbc.com if you have any questions.

For more details, please review the program prospectus for offer details and other important information. A prospectus for this stock reward program is available at LOYAL3 Securities, Inc. https://rewards.loyal3.com/docs/mtbc/prospectus.pdf.

Sincerely,

Mahmud Haq
Chairman & CEO
MTBC

—

MTBC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should read the prospectus in that registration statement and other documents MTBC has filed with the SEC for more complete information about MTBC and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Alternatively, LOYAL3 will arrange to send you the prospectus if you request by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/mtbc/prospectus.pdf.

Referral Offers are subject to certain eligibility criteria, including: referred practice must not be a current MTBC customer or have been an MTBC customer within the prior 6 months; referred account practice must include be at least one additional medical doctor in the referred practice who is not a member of a practice which is an existing MTBC customer; new practices must be referred to MTBC by December 31, 2016, must sign MTBC’s standard new account agreement and begin utilizing MTBC’s medical billing service by January 31, 2017. In the case of multiple referrals, only the first referring customer will receive the award. Referral Offer supersedes all prior offers of cash referral fees. Referrals may be made by email to sales@mtbc.com. Please review the Program prospectus for offer details and other important information.

Email #4

Client Loyalty Program	Call Us: (866) 266-6822

Subject: Congratulations! You’ve earned 25 shares of MTBC stock (NASDAQ: MTBC)

We’d like to take this opportunity to personally thank you and all the providers in your practice for partnering with MTBC. As a small token of our appreciation, we are launching a Client Loyalty Program and are awarding you shares (free of cost) of our publicly traded common stock (NASDAQ: MTBC). However, there are a limited number of shares in the pool for all of our clients, so please act quickly to redeem your shares or you’ll miss out on this unique opportunity.

Again, we are truly proud to count your office among the more than 5,000 satisfied healthcare providers who actively use one or more of our cutting-edge solutions and are pleased to award you the following shares of our common stock:

●	For you personally… 25 shares to you for all your help;

●	For each medical provider… 100 shares to each provider in your practice for whom we are submitting medical billing; and

●	For referring your colleagues… 1,000 shares for every new practice you refer to MTBC that signs up with us by December 31, 2016 and starts sending us their medical billing by January 31, 2017.

To refer a colleague’s practice to MTBC’s medical billing service: Please call Sales Team at (866) 266-6822 or email sales@mtbc.com. You will be eligible for the 1,000 share referral bonus if the referral signs up by December 31, 2016 and start sending us their medical billing by January 31, 2017. There is no limit to the number of referral bonuses you can receive, subject to the total shares available in the program.

For over 15 years, MTBC has been providing innovative, state-of-the-art healthcare solutions. As a result of enthusiastic clients like you, we’ve become one of the fastest growing physician communities in America. Thanks for enabling our success – we’re pleased that you will soon be not only a client, but an owner of MTBC!

How to Redeem Your Rewards

We have teamed up with an SEC-registered online brokerage and technology company, LOYAL3 Securities Inc. to bring you this offer.

●	The process is simple and fast. You will need to open a brokerage account at LOYAL3 Securities, Inc. to claim your reward and certain account opening requirements apply.

●	Please click the following link to get started to redeem your 25 shares:

●	Rewards must be redeemed by [date] and please remember that we have allocated a limited number of shares for this program – so act quickly to redeem your shares while they’re still available.

Please feel free to call our Client Loyalty Helpline at (732) 873-5133 ext. 196 or email rewards@mtbc.com if you have any questions.

For more details, please review the program prospectus for offer details and other important information. A prospectus for this stock reward program is available at LOYAL3 Securities, Inc. https://rewards.loyal3.com/docs/mtbc/prospectus.pdf.

Sincerely,

Mahmud Haq
Chairman & CEO
MTBC

—

MTBC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should read the prospectus in that registration statement and other documents MTBC has filed with the SEC for more complete information about MTBC and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Alternatively, LOYAL3 will arrange to send you the prospectus if you request by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/mtbc/prospectus.pdf.

Referral Offers are subject to certain eligibility criteria, including: referred practice must not be a current MTBC customer or have been an MTBC customer within the prior 6 months; referred account practice must include be at least one additional medical doctor in the referred practice who is not a member of a practice which is an existing MTBC customer; new practices must be referred to MTBC by December 31, 2016, must sign MTBC’s standard new account agreement and begin utilizing MTBC’s medical billing service by January 31, 2017. In the case of multiple referrals, only the first referring customer will receive the award. Referral Offer supersedes all prior offers of cash referral fees. Referrals may be made by email to sales@mtbc.com. Please review the Program prospectus for offer details and other important information.

Email #5

Client Loyalty Program	Call Us: (866) 266-6822

Subject: Congratulations! You could be eligible for 100 shares of MTBC stock (NASDAQ: MTBC)

We’d like to take this opportunity to personally thank you for partnering with MTBC. We are launching a Client Loyalty Program and are awarding 100 shares (free of cost) of our publicly traded common stock (NASDAQ: MTBC) to clients in good standing.

Unfortunately, our records show that your account is past due, which makes you ineligible to receive shares today. I assume this is an oversight, and look forward to correcting this so we can send you your reward. Please call [name] at [phone number] to settle your account. You can settle the past due amount for your practice via ACH or credit card over the phone, and we will email you instructions on redeeming your 100 shares.

Please note that there are a limited number of shares in a pool for all of our clients, so please act quickly to settle your past due balance and redeem your shares, or you’ll miss out on this unique opportunity.

You are among the more than 5,000 healthcare providers who actively use one or more of our cutting-edge solutions, and we will be pleased to award you the following shares of our common stock:

●	For being our billing client… 100 shares to you and to each provider in your practice for whom we are submitting medical billing;

●	For referring your colleagues… 1,000 shares for every new practice you refer to MTBC that signs up with us for medical billing services by December 31, 2016 and goes live by January 31, 2017; and

●	For your practice manager… 25 shares for your practice’s office/practice manager (limited to one support member per practice).

For over 15 years, MTBC has been providing innovative, state-of-the-art healthcare solutions. As a result of enthusiastic clients like you, we have become one of the fastest growing physician communities in America. Thanks for enabling our success – we’re pleased that you will soon be not only a client, but an owner of MTBC!

Sincerely,

Mahmud Haq
Chairman & CEO
MTBC

—

MTBC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should read the prospectus in that registration statement and other documents MTBC has filed with the SEC for more complete information about MTBC and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Email #6

Client Loyalty Program	Call Us: (866) 266-6822

Subject: Congratulations! You’ve earned 100 shares of MTBC stock (NASDAQ: MTBC)

Thank you for recommending MTBC to [Practice/Provider Name] as a preferred medical billing partner. We appreciate your confidence in MTBC and will work hard to live up to the expectations you have set for providing great service.

As promised, we are giving you 1,000 Shares of MTBC Stock (NASDAQ: MTBC) as a reward for your referral. Here’s how to redeem your shares.

To refer a colleague’s practice to MTBC’s medical billing service: Please call our Sales Team at (866) 266-6822 or email sales@mtbc.com. You will be eligible for the 1,000 share referral bonus if they sign up by December 31, 2016 and start sending us their medical billing by January 31, 2017. There is no limit to the number of referral bonuses you can receive, subject to the total shares available in the program.

How to Redeem Your Rewards

●	The process is simple and fast. You’ll need a brokerage account at LOYAL3 Securities, Inc. to claim your reward.

●	Please click the following link to redeem your 1,000 shares:

●	Rewards must be redeemed by [date] and please remember that we’ve allocated a limited number of shares for this program – so act quickly to redeem your shares while they’re still available.

Please feel free to call our Client Loyalty Helpline at (732) 873-5133 ext. 196 if you have any questions.

For more details, please review the program prospectus for offer details and other important information. A prospectus for this stock reward program is available at LOYAL3 Securities, Inc. https://rewards.loyal3.com/docs/mtbc/prospectus.pdf.

Once again, on behalf of the entire team here at MTBC I’d like to congratulate you and appreciate your confidence in our services. We look forward to you being owners and valuable shareholders of MTBC.

Sincerely,

Mahmud Haq
Chairman & CEO
MTBC

—

MTBC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should read the prospectus in that registration statement and other documents MTBC has filed with the SEC for more complete information about MTBC and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Alternatively, LOYAL3 will arrange to send you the prospectus if you request by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/mtbc/prospectus.pdf

Referral Offers are subject to certain eligibility criteria, including: referred practice must not be a current MTBC customer or have been an MTBC customer within the prior 6 months; referred account practice must include be at least one additional medical doctor in the referred practice who is not a member of a practice which is an existing MTBC customer; new practices must be referred to MTBC by December 31, 2016, must sign MTBC’s standard new account agreement and begin utilizing MTBC’s medical billing service by January 31, 2017. In the case of multiple referrals, only the first referring customer will receive the award. Referral Offer supersedes all prior offers of cash referral fees. Referrals may be made by email to sales@mtbc.com. Please review the Program prospectus for offer details and other important information.

Notice of Referral Offer

Interested in getting more MTBC stock?

Receive 1,000 shares of MTBC stock when colleagues you refer to our network sign up.

[Link: Start Referring]

MTBC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should read the prospectus in that registration statement and other documents MTBC has filed with the SEC for more complete information about MTBC and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. You can access the prospectus by [Link: clicking here]. Alternatively, you can request a copy of the prospectus by calling toll free 1-855-256-9253.

Company Webpage for MTBC Client Loyalty Program

BECOME AN MTBC OWNER!

We want to make you more than just customers – we want to make you owners!

Important Information

This offer is made pursuant to a prospectus. Review the prospectus for offer details and other important information.

[Link: View Prospectus]

Not an MTBC Customer Yet?

Receive 100 MTBC Shares by signing up for MTBC’s medical billing service by December 31, 2016 and becoming an active MTBC medical billing client by January 31, 2017. One office manager or administrative person at your practice will be eligible to receive 25 Shares.

[Window: Am I eligible for this reward?]

New medical service providers who sign MTBC’s standard new account agreement prior to December 31, 2016 and become active MTBC medical billing clients no later than January 31, 2017 will each receive an offer to receive 100 Shares. One medical service provider within a practice that redeems our offer will be able to designate an office manager or administrative person at their practice to receive an offer to receive 25 Shares.

[Link: SIGN UP WITH MTBC]

Current MTBC Providers

We’re offering you 100 Shares of MTBC stock, just for being an MTBC provider. Additionally, one office manager or administrative person at your practice will be eligible to receive 25 Shares. To get started, simply log into your MTBC account and click the banner at the top of your account.

[Window: Am I eligible for this reward?]

Medical service providers who are active MTBC medical billing clients will each receive an offer for 100 Shares. In addition, one provider within a practice that redeems our offer will be able to designate an officer manager or administrative person at their practice to receive an offer for 25 Shares of their own. Clients utilizing MTBC services other than medical billing who are current in their account balance will each receive an offer for 25 Shares.

[Link: LOG IN & GET STARTED]

Refer Your Colleagues

As an MTBC provider, you can earn up to 1,000 Shares of MTBC stock when you refer new clients who open a qualifying account with MTBC during the period from August 31, 2016 through December 31, 2016.

[Window: Am I eligible for this reward?]

Medical service providers who are active MTBC clients that refer new clients to MTBC during the period from August 31, 2016 through December 31, 2016 will each receive an offer for 1,000 Shares per qualifying referral. For a new client referral to qualify for this offer, the new client must not be an existing client of MTBC’s, and they must begin utilizing MTBC’s medical billing services by January 31, 2017.

Are there any fees?	What information will I need to provide?	When will I receive my MTBC stock?

This is MTBC’s gift to you, so there are no fees to claim your stock. Sales fees may apply. Please consult your tax advisor for any tax implications. To transfer your stock to another brokerage, you will be charged $25. Fees subject to change.	In order to claim your MTBC stock, you will need to open an account at LOYAL3 Securities. Inc., an SEC-registered broker-dealer, and provide information that is connected to your identity, such as your name, address, phone number, social security number, employment information and date of birth. LOYAL3 is required to collect this information according to compliance and regulatory guidelines.	Once you claim your stock, it will be deposited into your LOYAL3 Stock Rewards account within two weeks. If additional information is required, LOYAL3 will email you. Otherwise, you’ll get an email when your stock is delivered.

MTBC (the “Company’) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, a copy of the prospectus may be obtained by requesting a copy from LOYAL3 Securities, Inc. by calling toll free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc. is a US-registered broker-dealer.

FAQs

MTBC Client Loyalty Program: FAQs

We’re here to help.

Support available 24/7.

Live chat [Link]

Phone Number 1-866-979-2248

Email rewards@mtbc.com

What is the MTBC Client Loyalty program, and how does LOYAL3 fit into the program?

MTBC has partnered with LOYAL3, a SEC-registered broker dealer and technology company, to provide its clients with free stock in the company as a way of saying thanks. In order to participate, individuals must open a brokerage account with LOYAL3. If you have more questions about the legitimacy of the program, you can contact MTBC’s customer support team.

Who is eligible to participate in the MTBC Client Loyalty program?

This program is only available to eligible MTBC clients – all health care providers who utilize MTBC’s services, plus one administrative person per practice. Participants will also need to create a Stock Rewards account on LOYAL3. In order to create a Stock Rewards account, you must be a U.S. resident of legal adult age. For more information about program eligibility, please contact MTBC’s customer support team.

How long do I have to claim my reward?

You generally have 30 days from the time you are receive your MTBC stock reward offer to claim your shares. Please see your offer information or the prospectus supplement for more details on your specific offer deadline. To successfully claim your stock reward, please ensure you click the Claim Your Stock button on the last page of the signup process within your deadline period.

Please note: this offer is operating on a first-come, first-served basis, so there is a possibility that there will be no shares left at the time you decide to claim.

Will I be charged any fees?

You will not be charged any fees to claim your stock. However, there is a $25 fee for account transfers, and sales fees may apply. If you choose to sell your stock on LOYAL3, your order will be combined with other orders and placed on a “batched” basis, typically only once per day. For more information on fees, please contact MTBC’s customer support team.

How long will it take to get my MTBC stock?

Once you claim your MTBC stock, LOYAL3 will begin verifying your brokerage account information and alert you if additional information or action is required. Once you have been verified, LOYAL3 will process your stock in the order in which it is received. Just a heads up: it may take up to 2 weeks to receive your stock reward, at which point LOYAL3 will notify you via email as soon as it is ready. Make sure that you add stockrewards@loyal3.com to your email inbox to ensure you get email communications regarding your MTBC stock.

What happens when my MTBC stock is ready?

LOYAL3 will email you as soon as your MTBC stock is ready. Make sure that you add stockrewards@loyal3.com to your email inbox to ensure you get email communications regarding your MTBC stock.

Have more questions? Speak to MTBC’s customer support team via telephone, 1-866-979-2248 email rewards@mtbc.com, or live chat [Link].

Medical Transcription Billing, Corp. (the “Company”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the Securities and Exchange Commission for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the prospectus may be obtained by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer.

Article posted on Seeking Alpha web site [http://seekingalpha.com/author/medical-transcription-billing-corp/articles#regular_articles]

Turning clients into shareholders

●	Converting clients into shareholders may help strengthen customer relationships, which can lead to increased increase revenues, referrals and retention

●	When your customers are high-net-worth individuals, they are ideal shareholders for a microcap public company

●	Client shareholders can become advocates for your products and services

MTBC (MTBC) is embarking on a program to turn many of its clients into shareholders. Most of MTBC’s clients are doctors in practices with 1 to 10 physicians, and we are offering these clients up to 100,000 shares of MTBC’s common stock for free.

Businesses have been trying to get their clients to look at them as partners, not vendors, for years. Bain & Company, a global consulting firm, has shown that loyal customers spend more with companies that treat them well, cost less to serve and refer more customers who are like them.

T-Mobile (TMUS) figured out the ultimate way to turn customers into partners: in June 2016 they announced a program to thank customers by giving them each one share of the company’s stock. “No publicly traded company has done this before, ever,” CEO John Legere said. “Why should Wall Street be the only ones to benefit [from our company’s success]? You should too.” We agree with John’s philosophy!

According to Bain, when customers own your stock, they spend 54% more money and refer twice as many new customers. So while customers benefit from becoming stockholders, in the end, it is the stockholders who actually gain the most.

MTBC just announced our Client Rewards Program, as a way to turn our clients, mostly physicians who own their own medical practices, into owners of MTBC. We are offering 100 shares of our publicly traded common stock (MTBC) to each provider for whom we submit medical billing, just for being our loyal client. No strings. Clients don’t have to do anything in return.

We are also offering 1,000 shares for each new practice that a client introduces to MTBC, if that practice becomes our client before year-end, as well as offering 100 shares to each provider at our new clients.

We have allocated 100,000 shares of MTBC’s common stock to this program, out of 745,000 shares of treasury stock, which MTBC repurchased on the open market earlier this year, when, in our view, our shares were undervalued. No new shares will be issued, so shareholders won’t be diluted.

More than half of our clients have joined us through acquisitions. We think this is a good way to introduce these clients to the benefits of working with MTBC (besides our great people, leading edge technology, and excellent customer service). We think that when clients view themselves as shareholders, our relationships will become deeper, with more clients referring colleagues to us (just as they refer patients to these colleagues.)

If we get so many referrals that we exhaust our 100,000 shares, we may elect to add more shares to the program. In the future, if the market reacts positively to this program, we could, for example, issue rewards for $1,000 worth of MTBC stock for a new referral, utilizing fewer shares. If the plan doesn’t prove popular with our clients or with investors, we don’t need to extend it after completion of the currently announced program.

We think that a referral bonus worth about $1,000 is a great deal for investors, since new clients sign a 36-month contract, with a monthly minimum of $995 per provider per month. And if a one-time incentive of 100 shares gives our customers a shareholder-mindset, it is a phenomenal investment.

The program is powered by LOYAL3 Securities, Inc., an SEC-registered online brokerage and technology company that specializes in affinity stock ownership through its 3 core offerings: Stock Rewards, Capital Markets and Investing Platform. LOYAL3 has built a scaled platform that has made it possible for innovative companies such as Square (SQ), GoPro (GPRO) and Virgin America (VA) to offer stock ownership to their customers, employees, partners and fans.

We believe that stock ownership, even on a small scale, should build a class of owners who are invested in the success of our company and our brand.

Our program just launched, so I can provide an update to you in a few months.

I invite you to follow us and learn more about MTBC’s business.

Bill Korn is the Chief Financial Officer of MTBC